ORANGE BLOSSOM

                                  OFFICE LEASE


     This office lease (the "Lease") is entered into by and between Fort Pierce Properties, LLC, a Delaware limited liability company ("Landlord"), and Pro Tech Communications, Inc., a Florida Corporation("Tenant").

     In consideration of the mutual covenants, terms and conditions contained in this Lease, the Landlord and Tenant agree as set forth in this Lease.


1.   Leased Premises.

(a) Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and covenants and subject to the conditions hereinafter contained certain office space containing approximately 12,947 feet of gross floor area in the location shown on the plot plan attached to this Lease as Exhibit "A" ("the "Leased Premises") located within the Orange Blossom commercial development which is shown on a plot plan attached to this Lease as Exhibit "B" (the "Town Center") in the City of Fort Pierce, County of St. Lucie, State of Florida. The Leased Premises excludes all exterior walls of the Leased Premises and all of the roof over the Leased Premises and shall be measured in accordance with Building Owners and Management Association's standard method for measuring store area.

(b) Common Area. Landlord hereby grants to Tenant, its customers, employees, invitees and other visitors, a nonexclusive license to use the common areas of the Town Center as they may exist from time to time for general use and convenience of Tenant's customers, employees, and invitees. "Common Areas" means areas, space, equipment and special services provided by Landlord for the common or joint use and benefit of the occupants of the Town Center, their employees, agents, servants, customers and other invitees, including without limitation, parking areas, driveways, retaining walls, landscaped areas, truck loading docks, pedestrian malls, courts, stairs, ramps and sidewalks, comfort and first aid stations, washrooms, and parcel pick-up stations, to the extent provided by Landlord from time to time in its sole discretion. Landlord reserves the right to expand, close, change or reconfigure all or any part of the Common Areas, and to make additions to, reduce the size of, or other wise modify any of the Common Areas, subject however to the provisions of Section 1(c) of this Lease with respect to parking.

(c) Parking. Landlord shall provide Tenant with four (4) parking spaces per one thousand (1,000) square feet of gross leasable area of the Leased Premises. Landlord shall have the right to designate parking areas for Tenant's employees in the crosshatched area shown on Exhibit "C" attached to this Lease ("Tenant's Parking Areas") and Tenant's agrees to park all vehicles within the designated areas and at no other place within the Town Center. Tenant further agrees to require all of its employees to park employee vehicles in the designated employee parking areas. Landlord reserves the right to redesignate Tenant's Parking Areas at any time during this Lease.

2.   Term.

     The term of this Lease (the "Term") shall be Five (5) years, commencing ninety (90) days after execution of this Lease but in no event later than January 1, 2001 (the "Commencement Date") and, unless sooner terminated as provided herein, ending on the last day of the month of December 31, 2005. If this Lease is executed on a date other than the first day of the month, then the Tenant shall pay for any partial month to the Commencement Date on a per diem basis (calculated on a thirty (30) day month). Such period shall be known as the "Pre-Commencement Period".

3.Rent.

(a) Minimum Rent. During the Term, Tenant shall pay Landlord as rent for the Leased Premises, the sums set forth in the following schedule ("Minimum Rent"), payable in advance in equal monthly installments on the first day of each calendar month. Rent for the Pre Commencement Period shall be prorated. Each payment of rent shall be made to Landlord at the address designated in this Lease for notices to Landlord, or at such other address as Landlord may designate by written notice to Tenant. The Minimum Rent during the Term shall be:

                       TERM          RATE/SF   MONTHLY RENT  ANNUAL RENT
               01/01/01 - 06/30/01   $5.00/sf  $2,083.33     $25,000
               07/01/01 - 12/31/01   $6.00/sf  $5,000        $60,000
               01/01/02 - 12/31/02   $6.50/sf  $7,554.63     $90,656
               01/01/03 - 12/31/03   $7.00/sf  $8,135.75     $97,629
               01/01/04 - 12/31/04   $7.25/sf  $8,426.31     $101,116
               01/01/05 - 12/31/05   $7.50/sf  $8,717.13     $104,606

(b) Additional Rent. In addition to the payment of Minimum Rent, Tenant shall pay to Landlord, as additional rent, "Tenant's Share" of "Landlord's Operating Costs" estimated to be $1.60/sf for the year 2000, capped at 4% per annum. "Tenant's Share" shall be a fraction the numerator of which shall be the number of square feet within the Leased Premises, which on the Commencement Date is approximately 12,947 rentable square feet, and the denominator of which shall be the number of leasable square feet within the Town Center. The leasable area of the Town Center may increase or decrease from time to time and in that event, the denominator shall be adjusted. At such time as the Leased Premises is increased, the numerator shall be increased accordingly. "Landlord's Operating Costs" shall be the cost and expense of operating and maintaining the Common Areas and common facilities (whether or not located on land within the Town Center provided the land is used in conjunction with the Town Center) in a manner deemed by Landlord to be reasonable and appropriate and for the best interests of the Town Center including, without limitations: all costs and expense of operating, heating, cooling and ventilation, repairing, lighting, cleaning, painting, striping, policing and security, information center, community rooms, holiday decor, garbage and trash removal, insurance, including liability insurance for personal injury, death and property damage, insurance against fire, theft or other casualties, workmen's compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring in and about the common facilities area, plate glass insurance for glass serving the common facilities area, removal of snow, ice, and debris, regulation of traffic, costs and expense of inspecting and depreciation of machinery and equipment used in the operation and maintenance of the common facilities and personal property taxes and other charges incurred in connection with such equipment, costs and expense of replacement of paving, curbs, walkways, landscaping, drainage, pipes, ducts, conduits and similar items, and lighting facilities, costs and expense of planting, replanting and replacing flowers and shrubbery and planters, real estate taxes and special assessments applicable to common facilities and land underlying same within the Town Center (in the absence of separate assessments for common facilities, real estate taxes may, in Landlord's discretion, be apportioned between common facilities and rental areas on a square foot basis), costs and expense of providing Building Services (as defined in Section 4(a) of this Lease), cost and expense for the rental of music program services and loudspeaker systems, including furnishing electricity therefor, the costs and expense of providing Landlord repairs (as provided in Section 5(a) of this Lease), and administrative costs equal to twenty (20%) percent of the total cost of operating and maintaining the common facilities. Landlord Operating Costs shall not include insurance or depreciation (other than insurance and depreciation as above specified and in no event shall Tenant be charged more than once for any item of expense).



(c) Additional Rent - Other Provisions. Additional Rent shall be paid by Tenant in monthly installments in such amounts as are established and billed by Landlord, each such installment being due, in advance, on the same day of each as is Minimum Rent. Within ninety (90) days after the end of each calendar year, Landlord shall deliver to Tenant a statement of Landlord's Operating Costs for such calendar year, and the monthly installments for the next ensuing year shall be adjusted. The failure of Landlord to timely provide the annual statement shall not constitute a default by Landlord but shall preclude Landlord from increasing the monthly charge for the ensuing year. In the event of an overpayment by Tenant from the prior year, Landlord shall credit the Additional Rent, but not the Minimum Rent, for the next ensuing year. In the event of a shortfall, the Tenant shall pay the difference to Landlord within 30 days following the date of Landlord's invoice. For a period of three years, Landlord shall make available for Tenant's inspection, Landlord's records relating to Landlord's Operating Costs for the preceding year, and Tenant's right to claim an adjustment shall expire at the end of the 3rd calendar year following the applicable year.

(d) Florida Rent or Sales Tax Tenant shall be responsible for paying to Landlord any Florida rent tax or sales tax on rents as shall be imposed on Tenant under Florida law in connection with the payment of Base Rent, Additional Rent and other charges due under this Lease by Tenant.

(e) Late Charges. If any installment of Minimum Rent and/or Additional Rent is not paid on or before the fifth (5th) day of the month under due, the Landlord shall be entitled to a late charge and service charge, without waiver of any rights to Landlord to declare a default hereunder, equal to ten percent (10%) of such amount due.

4.   Services and Utilities.

(a) Landlord's Services. Landlord shall furnish the following services and utilities (the "Building Services") to the Leased Premises: water for use in lavatories, kitchens and drinking fountains; sewer services and security. Landlord shall not be liable for damages incurred by Tenant arising out of any failure or interruption of Building Services to the extend caused by third party suppliers, or arising from necessary repairs to the Lease Premises, provided that Landlord shall have previously notified Tenant in writing of such necessary repairs (except emergency repairs). In the event of any failure or interruption of any Building Services, regardless of the cause, Landlord shall make diligent efforts to restore or cause such Building Services to be restored as soon as practicable after Tenant has notified Landlord of such failure or interruption. If any failure or interruption, regardless of the cause, lasts longer than five business days, Tenant shall be entitled to a pro rata abatement of rent for the period of time beginning on the sixth business day and ending on the day of restoration. If any failure or interruption, regardless of the cause, lasts longer than 30 consecutive days, Tenant, in addition to any other remedies available to Tenant upon a default hereunder by Landlord, may elect, by notifying Landlord of such election, to terminate this Lease.

(b) Utilities. The Tenant shall be responsible for all of its utility costs. The Leased Premises shall be separately metered and the Tenant shall contract directly with the supplier of all utilities and shall be billed for all utility bills directly by the individual utility provider.

5.   Repairs.

(a) Maintenance by Landlord. Landlord covenants that it will, within a reasonabletime after receipt of written notice from Tenant, make repairs to the roof, outside walls (except windows, store fronts, and doors), gutters and the down spouts, foundation and other structural elements of the building of which the Leased Premises is a part as may be necessary to keep the building in good condition of repair, unless the repairs are caused by the negligence or intentional act of Tenant or its agents, employees or contractors. Landlord shall not be responsible for damages resulting any leak or defect in the roof, sidewalks, gutters or down spouts unless damage is due to Landlord's failure to make repairs within a reasonable time after receipt of notice from Tenant. The costs of repairs made under this section are to be included in Landlord's Operating Costs unless the damage is caused by the negligence or intentional act of Tenant in which event the repairs shall be made by Landlord, at the sole expense of Tenant. Landlord further covenants to maintain in good condition of repair, and stripe the parking areas of the Town Center.

(b) Maintenance by Tenant. Tenant covenants that it will, at all times during the Term of this Lease and at its own cost and expense, keep the interior of the Leased Premises and the appurtenances thereto, including, without limitation, , toilets, plumbing lines, windows, glass, electric lines, fixtures, store front and equipment, in good condition of repair, and make all replacements as may be necessary from time to time, it being expressly understood that Tenant shall be obligated to make all repairs and replacements necessary to keep the Leased Premises and the appurtenances thereto in good order and condition except only those which Landlord has expressly agree to make under the provisions of Section 5(a) of this Lease. Prior to the Tenant's first day of lease, the Landlord will have completed and be responsible for a thorough review and preventative maintenance report along with any needed or required service by a certified contractor of the heating and air conditioning system,. This report will certify that the above listed items are in good working order.

     Tenant further covenants to keep the Leased Premises clean, neat and free from trash and rubbish, which shall include trash removal. Tenant shall not commit or permit others to commit any waste, damage or injury to the Leased Premises or to the Town Center.

(c)  Governmental   Requirements.   Landlord  shall  comply  with  any  and  all
     applicable laws or other governmental requirements enacted after the Commencement Date, requiring change to the common areas of the Town Center, if any, and the costs of compliance shall be included in Landlord's Operating Costs. Tenant, at their sole expense, shall comply with any and all applicable laws or other governmental requirements enacted after the Commencement Date as they pertain to the use and occupancy of the Leased Premises by the Tenant or requiring change to the Leased Premises, if any, including any equipment with respect to Tenant's use or occupancy of the Leased Premises or common areas. Tenant shall not permit the use of any hazardous substances or toxic materials or wastes as defined under any applicable federal, state, county, local law or regulation in the Leased Premises.


6.   Alterations.

(a) Alterations by Tenant. From and after the Commencement Date, Tenant shall not make any structural alterations, additions or improvements to the Leased Premises without Landlord's prior written consent, which consent may be withheld or delayed in the sole discretion of Landlord. Tenant, at Tenant's sole expense, and without Landlord's consent, may make non-structural alterations to the Leased Premises which do not affect the external appearance of the Leased Premises and which do not affect the improvements made by Tenant's Improvement's Allowance, if any, under any Construction Rider to this Lease. Tenant, at Tenant's sole expense; provided however, that such alterations shall not materially interfere with the use and enjoyment of the Town Center by any other person occupying any part of the Town Center. Landlord and Tenant shall execute and deliver a license or servitude or other agreement, in form and substance mutually satisfactory to Landlord and Tenant, to reasonably effectuate the Tenant's rights under the preceding sentence with respect to the building of which the Leased Premises is a part. All alterations and uses permitted hereunder shall be performed in a good and workmanlike manner and in full compliance with all applicable laws.

(b) Mechanic's Liens. Tenant shall not permit any mechanics' or other liens to be placed upon the Leased Premises or the Town Center, or any portion thereof, during the Term of this Lease, caused by or resulting from any work performed or materials furnished by or at the request of Tenant. In the case of the filing of any such lien, Tenant shall cause the lien to be removed, by payment and release, or by bonding within 20 days after Tenant is notified that such lien has been filed.

(c) Removal. Tenant shall have the right, from time to time during the Term of this Lease, and upon termination of this Lease, to remove any fixtures or personal property installed by Tenant on or about the Leased Premises, provided (i) Tenant is not then in default under this Lease; (ii) Tenant shall repair any damage caused by such removal, and (iii) no part of the fixtures or other improvements to be removed were paid by Landlord under any Tenant Improvement Allowance.


7.   Use.

     Tenant shall use the Leased Premises for the use as an establishment for higher education in the field of Cosmetology and for no other purposes. Tenant shall not use or permit any use of the Leased Premises for any unlawful purpose, or for any purpose which will unreasonably interfere with the use the Town Center by any other person occupying other parts of the Town Center.


8.   Liability.

     Tenant shall indemnify and hold Landlord harmless from and against any and all damages and liabilities (including reasonable attorneys' fees) arising out of any damage to any property or injury (including death) to any person occurring in, on or about the Leased Premises, except damages or liabilities caused by or arising out of acts or omissions of Landlord constituting gross negligence, willful misconduct or breach of this Lease. Landlord shall indemnify and hold Tenant harmless from and against any and all damages and liabilities (including reasonable attorneys' fees) arising out of any damage to any property or injury (including death) to any person occurring other than in, on or about the Leased Premises, or caused by or arising out of acts or omissions of Landlord constituting gross negligence, willful misconduct or breach of this Lease. Landlord and Tenant hereby release one another from any and all claims caused by or resulting from risks insured against under any insurance policies carried by the releasing party and in force at the time of any such claims. Landlord and Tenant shall exercise commercially reasonable efforts to cause each such insurance policy to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant, as the case may be, in connection with any claim covered by any policy.


9.   Insurance - Tenant's Responsibility.

(a) Liability Insurance. Tenant shall at all times during the Term of this Lease, at Tenant's sole expense, carry and maintain comprehensive general public liability and property damage insurance with liability limits of not less than $1,000,000.00 per person and $2,000,000.00 per occurrence, and property damage limits of not less than $500,000.00 per occurrence, insuring against all liability of Tenant arising out of and in connection with Tenant's occupancy of the Leased Premises. Such insurance shall name Landlord as an additional insured.

(b) Personal Property Insurance. Tenant shall insure all personal property which is owned or lease by the Tenant at any time during the term and it is agreed that the Landlord shall have no responsibility whatsoever to effect or pay for such insurance.

(c) General Requirements. All insurance required pursuant to this Lease shall be issued by responsible insurance companies authorized to do business in the State of Florida and shall contain an endorsement requiring thirty (30) days prior notice from the insurance company to both parties before cancellation or change in the coverage of any required policy. Each policy to be obtained by Tenant, or a certificate of the policy, shall be deposited with Landlord no later than the Commencement Date of the Term hereof, and on renewal of the policy not less than thirty (30) days before expiration of the term of the policy. All policies carried by Tenant may contain Tenant's standard deductibles and may be in one or more blanket, umbrella or excess liability policies covering other locations and activities of Tenant.

10.  Destruction of or Damage to Leased Premises.

(a) Duty to Repair. In case the Leased Premises or Tenant's use and enjoyment of the Leased Premises, shall be partially or totally destroyed by fire or other casualty, Landlord shall repair, restore and replace the Leased Premises or other affected portions of the building of which the Leased Premises is a part, as speedily as possible, at Landlord's expense, to substantially their condition prior to such fire or casualty, subject to zoning and building laws then in existence, if such repairs can, in Landlord's reasonable opinion, be completed within one hundred twenty (120) days after such fire or other casualty. As soon as reasonably possible following such fire or other casualty, but in no event later than thirty
     (30) days thereafter, Landlord shall notify Tenant if the estimated time to complete such repairs exceeds one hundred twenty (120) days after such fire or other casualty. In the event Landlord notifies Tenant that the estimated time exceeds one hundred twenty (120) days, either Landlord or Tenant may elect, by notifying the other party of such election, to terminate this Lease. Upon any such election by either party, all rent and other sums paid in advance by Tenant for the period from and after such fire or other casualty (or, if later, from and after the date Tenant ceases to conduct its business in the Leased Premises as a result thereof) shall be repaid to Tenant. In no event shall Landlord be obligated to repair, restore or replace the Leased Premises or other affected portions of the Leased Premises to the extent the fire or casualty is caused by acts or omissions of Tenant constituting negligence, willful misconduct or breach of this Lease.

(b) Reduction in Rental. If neither party elects to terminate this Lease, the Lease shall continue in full force and effect, except that rent and other sums payable by Tenant hereunder shall, during the period prior to completion of the repairs, restoration and replacements required hereunder, be reduced in proportion to the space not usable in the Leased Premises reasonably necessary for Tenant's use and enjoyment of the Leased Premises.


11.  Eminent Domain.

     In the event the Leased Premises reasonably necessary for Tenant's use and enjoyment of the Leased Premises, shall be acquired or condemned by eminent domain and Tenant shall determine, in its reasonable discretion, that the remaining Leased Premises, if any, are rendered substantially unusable for Tenant's purposes, Tenant may elect, by notifying Landlord of such election, to terminate this Lease, whereupon all rent shall be accounted for between Landlord and Tenant as of the date that possession is surrendered to the condemning authority. If Tenant fails to terminate this Lease in accordance with this section, Tenant shall continue to lease the remaining Leased Premises not so taken, if any, pursuant to this Lease. In such event, Landlord shall, at its sole expense (not to exceed the proceeds of any condemnation award received by Landlord), promptly repair and restore the remaining Leased Premises, if any, to substantially their condition immediately prior to such taking, subject to zoning and building laws then in existence. If such taking or such work or repair shall result in Tenant's inability to use portions of the Leased Premises in the manner in which, and for the purposes for which, they were used immediately prior to such condemnation, then the rental and other charges for such portion shall also abate to the extent and for the period of such inability. The abatement shall be in the proportion that the portion of the Leased Premises rendered unusable bears to the entire Leased Premises. Landlord and Tenant may appear in any relevant condemnation proceedings and may present any evidence and make any claims deemed necessary or desirable by either party, and each shall cooperate with the other in any such proceeding. Landlord and Tenant shall each be entitled to such portion of the award paid by the condemning authority as may reflect their respective interests in the Leased Premises and the damages sustained by such party as a result of the condemnation. For the purposes of this Lease, any conveyance of the Leased Premises or any portion thereof or interest therein, to any condemning authority under threat of or in lieu or avoidance of the exercise of the power of eminent domain shall be treated as a condemnation hereunder.


12.  Assignment and Subletting.

     Tenant may not assign its interest in this Lease or sublet the Leased Premises, or any portion thereof, without the prior consent of Landlord, which may be withheld or delayed in Landlord's sole discretion.

13.  Right of Entry.

     Landlord or its agents and employees may enter the Leased Premises from time to time during the Term of this Lease to inspect the Leased Premises, to provide Building Services, utilities and repair obligations under this Lease or to show the Leased Premises to a prospective purchaser or lender. Unless an emergency situation exists with respect to the Leased Premises, such entry shall be limited to normal business hours and shall be preceded by 24 hours prior notice to Tenant. Landlord's entry or activities on the Leased Premises shall not materially interfere with Tenant's use and enjoyment of the Leased Premises.


14.  Quiet Enjoyment.

     So long as Tenant shall observe, perform and faithfully keep all of the terms, conditions and covenants of this Lease, Tenant shall be entitled to peaceable, exclusive and quiet enjoyment of the Leased Premises and to all of the rights to which it is entitled under this Lease.


15.  Landlord's Warranties and Covenants.

     Landlord represents and warrants to Tenant, as of the date of this Lease, that it is the sole owner in full ownership of the Town Center, including without limitation the Leased Premises, other than sidewalks and driveways that may be public property; and that the Town Center presently includes full, legal access to one or more dedicated public streets.


16.  Compliance With ADA.

     Landlord represents and warrants that to its best knowledge, the Town Center will be in compliance with the Americans with Disabilities Act of 1990 (the "ADA") following completion of renovations to be made by Landlord. Tenant shall have full responsibility for compliance of the Leased Premises with the ADA.

17.  Subordination and Nondisturbance.

     This Lease shall at all times be subject to and subordinate to the lien of any mortgage or other security instrument, and any extensions or replacements thereof, that may now or hereafter be placed on the Leased Premises by Landlord; provided, however, that Landlord shall have obtained from any such mortgagee an agreement in writing, which shall be delivered to Tenant, providing in substance that (i) so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease, its tenancy shall not be disturbed, nor shall this Lease be affected by any default under such mortgage; (ii) in the event of foreclosure or any other enforcement of any such mortgage, the foreclosing mortgagee shall be bound to Tenant under this Lease for the Term of this Lease, the rights of Tenant hereunder shall survive and this Lease shall in all respects continue in full force and effect; and (iv) the foreclosing mortgagee shall not have any greater rights with respect to the Lease or against Tenant than Landlord has under the Lease. Tenant shall execute, within ten (10) days after Landlord's request, any instrument as may be reasonably required to effectuate the provisions of this section.

18.  Holding Over.

     If Tenant shall continue to possess the Leased Premises after the expiration of the Term without the execution and delivery by Landlord and Tenant of a new lease, Tenant shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of twice the per day Minimum Rent and Additional Rent paid by Tenant immediately prior to the expiration of the Term, computed on the basis of a 30-day month.

19.  Default.

(a) Events of Default. The occurrence of any of the following shall be deemed to be an "Event of Default" under this Lease:

          (i) the failure by Tenant to pay any installment of rent or other money herein required to be paid by Tenant;

          (ii) the failure by Tenant to comply with any obligation of Tenant under this Lease, other than the obligation to pay rent or other money hereunder, within ten (10) days after written notice of such failure is given by Landlord or if the failure cannot be reasonably cured within the ten (10) day period, then the failure of Tenant to begin performance of the cure within the ten (10) day period and thereafter diligently pursue the performance to completion within a reasonable time thereafter, but in no event to exceed thirty (30) days;

          (iii)the making by Tenant of an assignment for the benefit of creditors; or

          (iv) the abandonment of the Leased Premises by Tenant, in violation of the terms of this Lease; or

          (v) the Tenant shall become bankrupt or insolvent, or file or have filed against Tenant a petition of insolvency or for reorganization or for the appointment of a trustee for all or any portion of Tenant's property.

(b) Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or by this Lease;

          (i) terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord; but if Tenant shall fail to do so, Landlord may enter upon the Leased Premises and expel or remove Tenant and Tenant's personal property therefrom without prejudice to Landlord's right to collect damages as hereinafter provided;

          (ii) enter the Leased Premises and remove Tenant and its property therefrom, and relet the Leased Premises as the agent of Tenant and receive rent therefor, and repair or alter the Leased Premises in a manner as Landlord may deem necessary to relet the same, whereupon Tenant shall be liable to Landlord for any deficiency which may arise by reason of such reletting during the remainder of the Term of this Lease; or

          (iii)accelerate the unpaid rental for the remainder of the Term and recover from Tenant all damages Landlord may incur by reason of such Event of Default, including the reasonable cost of recovering the Leased Premises, reasonable attorneys' fees and the worth at the time of such termination of the excess of the amount of rent and charges reserved for the remainder of the Term of this Lease, over the then reasonable rental value of the Leased Premises for the remainder of the Term of this Lease, all of which amounts shall be immediately due and payable by Tenant to Landlord; or

          (iv)any other remedy available to Landlord under Florida law.

     Landlord shall exercise its reasonable best faith efforts to mitigate its damages, if any, arising from an Event of Default, whether or not Landlord shall elect to terminate this Lease. No receipt of money by Landlord from Tenant after the termination of this Lease as herein provided shall reinstate, continue or extend the Term of this Lease, operate as a waiver of the right of Landlord to enforce the payment of rent when due or thereafter falling due, affect any notice theretofore given by Landlord or operate as a waiver of the right of Landlord to recover possession of the Leased Premises by proper remedy.

(c) Default by Landlord. In the event Landlord fails to comply with any of its obligations under this Lease, within thirty (30) days after written notice of such default is given by Tenant, Tenant may not terminate this Lease, but shall be entitled to any other remedy or right permitted it by law or this Lease. Tenant agrees to give written notice of Landlord's default to any mortgagee of the Leased Premises and such mortgagee shall have an additional period of thirty (30) days after written notice to cure Landlord's default before Tenant exercises any remedy under this Lease.


21.  Payment of Taxes.

     Tenant shall pay and be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Leased Premises and for any additional real estate taxes assessed as a result of any Tenant improvements, alterations or installations made by Tenant after the initial completion of the construction of the initial tenant improvements.

22.  Estoppel Certificates.

     At any time and from time to time, Tenant or Landlord on or before the date specified in a request therefor made by the other party, which date shall be not earlier than ten (10) days after the making of such request, shall execute, acknowledge and deliver to the other party a certificate, addressed to such persons or entities as the other party shall specify in such request, stating
(i) whether this Lease is in full force and effect; (ii) whether this Lease has been amended in any way and identifying any such amendments; (iii) whether there are any existing defaults hereunder to the knowledge of such party and specifying the nature of any such defaults; (iv) the date to which rent and other amounts due hereunder, if any, have been paid; and (iv) the obligation of the party making the certificate to give written notice to the holder of a first mortgage lien that the other party has placed or intends to place upon his respective interests in the Leased Premises or Town Center, as applicable.

23.  Notices.

     Any notice pursuant to this Lease shall be validly given or served only if in writing and sent by overnight delivery or by registered or certified mail, postage prepaid, to the following addresses:

(a)  If to Tenant:

                  Indian River Community College
                  3311 Industrial 25th Street
                  Fort Pierce, Florida  34946
                  Attn:  Rich Hennessey

(b)  If to Landlord:

                  Fort Pierce Properties, LLC
                  4300 Okeechobee Road
                  Fort Pierce, Florida  34947
                  Attn:  M. Gerard Chauvin
                         Senior Vice President

 With a copy to:

                  James L. Crowder, Vice President
                  Windward Properties, LLC
                  5600 Brainerd Road, Suite D-4
                  Chattanooga, TN  37411

or to such other addresses as either party may designate to the other in writing. Delivery of any notice shall be deemed to be effective on the date set forth on the receipt of registered or certified mail or on the records of a commercial express delivery carrier such as Federal Express.


24.  Surrender of the Leased Premises.

     Upon the termination of this Lease for any reason, Tenant shall surrender to Landlord the Leased Premises in substantially their condition as of the Commencement Date, ordinary wear and tear, obsolescence and damage by fire, windstorm, casualty and other events of Force Majeure excepted. Landlord may elect to retain or dispose of in any manner any of Tenant's personal property or fixtures not removed from the Leased Premises by Tenant upon the expiration of the Term of this Lease, and, at Landlord's option, title to any such fixtures or personal property shall vest in Landlord. Tenant waives any and all claims against Landlord for damage to Tenant resulting from Landlord's retention or disposition of any such personal property or fixtures.


25.  Force Majeure; Time of the Essence.

     Whenever a period of time is herein prescribed for action to be taken by either party (other than with respect to the payment of rent or other sums by Tenant), such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party (collectively, "Force Majeure"); provided, however, that the obligor shall use commercially reasonable efforts to mitigate the effects of Force Majeure with respect to the required action. Notwithstanding any provision in this Lease to the contrary, Force Majeure shall not include the financial inability of the party required to perform an obligation under this Lease. Subject to the provisions of this section, time is of the essence with respect to each and every provision of this Lease.

26.  Rules and Regulations.

     Tenant shall abide by Rules and Regulations attached hereto as Exhibit "D" and any additional rules and regulations promulgated from time to time by Landlord with respect to the Town Center; provided, however, that such rules and regulations shall (i) be reasonable and consistent with rules and regulations imposed in similar properties; (ii) not alter or contradict other provisions of this Lease; (iii) be uniformly enforced among all occupants of the Town Center; and (iv) have been previously communicated to Tenant in writing.

27.  Limitation of Liability.

     Notwithstanding any provision herein to the contrary, Tenant shall look solely to the equity of the Landlord in and to the Leased Premises in the event of a breach or default by Landlord pursuant to any provision of this Lease and Tenant agrees that the liability of Landlord under this Lease shall not exceed the value of the equity of Landlord in the Leased Premises. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) arising out of or in connection with the Lease.

29.  Security Deposit by Tenant.

     Contemporaneously with the execution of this Lease, Tenant shall have deposited with Landlord a sum equal to the first month's rent which sum is hereby acknowledged. Said deposit (herein sometimes called the "Security Deposit") shall be held by Landlord without interest as security for the faithful performance by Tenant of all the terms of this Lease to be observed and performed by said Tenant. If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue an unpaid, or if Landlord makes payments on behalf of the Tenant, or if Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its options and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit, or so much thereof as necessary, to compensate Landlord toward the payment of rent or additional rent and any loss or damage sustained by Landlord due to such breach on the part of Tenant and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited.

31.  Miscellaneous.

(a) Choice of Law. This Lease has been made in and its validity, performance and effect shall be determined in accordance with the internal laws of the jurisdiction in which the Leased Premises are located.

(b) Relationship of the Parties. Landlord and Tenant shall not be deemed to be joint venturers or partners of one another, and neither party shall have any power to bind or obligate the other whatsoever.

(c) Waiver. The waiver by either party of a breach or violation of, or failure of either party to enforce, any provision of this Lease shall not operate or be construed as a waiver of any subsequent breach or violation or relinquishment of any rights hereunder.

(d) Headings; Exhibits. The headings of sections in this Lease are for convenience only; they form no part of this Lease and shall not affect its interpretation. All schedules, exhibits or attachments referred to herein shall be incorporated in and constitute a part of this Lease.

(e) Construction. Both parties hereby acknowledge that they participated equally in the negotiation and drafting of this Lease and that, accordingly, no court construing this Lease shall construe it more stringently against one party than against the other.

(f) Integration. This writing represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all previous agreements of whatever nature between the parties with respect to the subject matter, it may not be altered or amended except by an agreement in writing signed by both parties.

(g) Counterparts. This Lease may be executed and delivered in counterparts, all of which taken together shall constitute a single instrument.

(h) Severability. If any part of any provision of this Lease is invalid or unenforceable under applicable law, the provision shall be ineffective only to the extent of such invalidity or unenforceability without in any way affecting the remaining parts of the provision of this Lease.

32.  Short Form Lease.

     Landlord and/or Tenant shall have the right to have executed and delivered a memorandum of this Lease for purposes of recordation and public notice.

33.  Riders.

     Landlord and Tenant have executed a rider to this Lease to provide for the payment by Landlord of an allowance for Tenant's improvements (the "Construction Rider").

34.  Special Stipulations.

     The special stipulations attached hereto as Exhibit "E" are made a part hereof by this reference, and to the extent they conflict with any of the foregoing provisions, they shall control.


     This   Lease   has   been    signed   by    Landlord   in   the   City   of
_______________________  , State of  ____________________________  on the ______
day of ____________ , __________ in the presence of the undersigned witnesses.


Witnesses to Landlord:              Landlord:

_________________________           Fort  Pierce   Properties, LLC

                                    BY:   ________________________



     This Lease has been signed by Tenant in the City of _______________________ , State of ____________________________ on the ________ day of _______________ ,
________ in the presence of the undersigned witnesses.

Witnesses to Tenant:                      Tenant:

_________________________                 Pro Tech Communications, Inc

                                          By: _________________________
                                          Its: ________________________
STATE OF __________________   )
 )SS
COUNTY OF ________________    )



     The foregoing instrument was acknowledged before me this _____ day of ________________, 200_, by __________________________, the _______________ of
FORT PIERCE PROPERTIES, LLC, a Delaware limited liability company, on behalf of such limited liability company, and who is personally known to me, has produced ____________________________________ as identification.



 ------------------------------
 Notary Public




STATE OF __________________   )
 )SS
COUNTY OF ________________    )

     The foregoing instrument was acknowledged before me, a notary public, this _____ day of ______________, 200_, by _____________________, a/the __________
___________  of  ____________________________,   an  ______________________,  on
behalf of the ________________, and who is personally known to me, has produced ________________________ as identification.


 -----------------------------
 Notary Public

                                   EXHIBIT "A"


                                "Leased Premises"

                                   EXHIBIT "B"

                         "Site Plan of The Town Center"

                                   EXHIBIT "C"


                            "Tenant's Parking Areas"

                                   EXHIBIT "D"

                             "Rules and Regulations"

1.1 Any outdoor storage facility or trash containers shall be effectively screened from all street frontage and shall be kept in a neat and clean attractive manner. All trash shall be kept within. Landlord shall have the right to approve the color and condition of all storage facilities or trash containers.

1.2 All electronic microwave dishes, satellite dishes, transmission towers, radio towers and communication devices inside and outside the Premises shall be first approved by Lessor in writing.

1.3 The Landlord retains the right of approval of the method of bringing power to the Building and especially the quality of the service provided. No overhead power lines shall be permitted.

1.4 Tenant shall not use or install inside or outside the Premises any water faucets or additional water lines without the prior written consent of Landlord. If said consent is granted by Landlord, Landlord reserves the right to require separate metering and to assess additional water and sewer charges.

1.5 Landlord will not be responsible for lost or stolen property, equipment, money or any article taken from the Premises, Building or parking areas regardless of how or when loss occurs.

1.6 Tenant, its officers, agents, servants or employees shall not permit the operation of any musical or sound producing instruments or device which may be heard outside the Premises, Building or parking areas or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in the Building.

1.7 All contractors and/or technicians performing work for or within the Premises, Building or parking areas shall be referred to Landlord for approval before performing such work. This shall apply to all work affecting the physical features or structural integrity of the Building, Premises or parking areas including but not limited to the walls and ceilings. None of this work shall be done by Tenant's contractor without Landlord's prior written approval.

1.8 In the event Tenant must dispose of crates, boxes, etc. which will not fit into outside trash containers it will be the responsibility of Tenant to dispose of same. In no event shall such items be left in the parking areas.

1.9 If the Premises demised to any become infested with vermin, Tenant at its sole cost and expense, shall cause its Premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

2.0 Tenant, its officers, agents, employees, servants, patrons, customers, licensees, invitees and visitors shall not solicit business in the Building's parking areas or the Park, nor shall distribute any handbills or other advertising matter in automobiles parked in the Building's parking areas.

2.1 Tenant, its officers, agents, servants or employees shall not use the Premises or Building for housing, lodging or sleeping purposes.

2.2 Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into the Premises or keep on the Premises any fish, fowl, reptile, insect or animal or any bicycle or other vehicle; wheel chairs and baby carriages excepted.

2.3 Tenant employing laborers or others outside the Building shall not have their employees paid in the Building, but shall arrange to pay their payrolls elsewhere.

2.4 Sidewalks, doorways, vestibules and other similar areas shall not be used for the disposal of trash, be obstructed by Tenant, or be used by Tenant for any purpose other than entrance to and exit from the Premises and for going from one part of the Building to another part of the Building.

2.5 Plumbing fixtures shall be used only for the purpose for which they are designed, and no sweepings, rubbish, rags or other unsuitable materials shall be disposed into them. Damage resulting to any such fixture due to misuse by the Tenant shall be the liability of said Tenant.

2.6  Doors, when not in use, shall be kept closed.

2.7 Tenant space, particularly that which is visible from public areas, must be kept neat and clean.

                                  Exhibit "E"
                              Special Stipulations

1. LENDER APPROVAL: This Lease is subject to the approval of Landlord's lender. If Landlord is unable to secure approval hereof from its lender by a date that is ten (10) Business Days after the execution of the Lease by the Tenant, this Lease, at Landlord's option, shall be null and void. Any rental amounts prepaid pursuant to Section 3(a) of the Lease shall be held by Landlord in an interest bearing escrow account pending lender approval. If approval is not received from Landlord's lender, all monies shall be returned to Tenant with interest. If approval is received from Landlord's lender all monies will be released to Landlord.

2. Tenant Improvements: Tenant at Tenant's sole cost and expense will make all improvements associated for the leased Premises. Construction drawing will approved by Landlord within fourteen (14) days of the drawings being presented to Landlord. All improvements shall conform to all applicable building codes for the State of Florida.

3. Tenant's repair expenses for heat and HVAC, will be limited to the first $500.00 per occurance after which the Landlord will repair or replace air-conditioning or heating, so long as Tenant has kept a preventative maintenance contract in place with a local heat and air service company, providing regular maintenance and service four (4) times per year and is able to provide Landlord with the necessary maintenance records.